EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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
                                                  Year           Year        Year           Year           Year        Year
                                                  Ended         Ended        Ended         Ended          Ended        Ended
                                               December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
                                                   2000          1999          1998          1997         1996          1995
                                               ------------  ------------  ------------  ------------  ------------  ------------
Net Income                                      $ 210,604     $ 172,276     $ 123,535     $  64,916     $  51,651     $  30,937

(Less) Nonrecurring item:
             Gain on sale                       $ (40,779)    $ (47,093)    $ (25,270)    $    (677)    $  (7,850)    $     -
             Non-recurring charges                    -          16,782           -             -             -             -

(Plus) Extraordinary item:
             Unamortized loan fee write-off     $     -       $     -       $     245     $   1,183     $   2,356     $   1,158

(Plus) Fixed charges:
             Portion of rents representative
                     of the interest factor     $     461     $     526     $     293     $     172     $     150     $     117
             Interest expense                      83,609        74,699        54,650        16,977         9,545        11,056
             Interest capitalized                  18,328        21,888        14,724         9,024        12,883         6,004
             Debt cost amortization                 2,924         2,624         2,068           700         1,842         1,869
             Preferred dividend                    39,779        39,779        28,132        19,656        10,422           -
                                                ---------     ---------     ---------     ---------     ---------     ---------

                 Total fixed charges (1)        $ 145,101     $ 139,516     $  99,867     $  46,529     $  34,842     $  19,046

(Less):
             Interest capitalized               $  18,328     $  21,888     $  14,724     $   9,024     $  12,883     $   6,004
             Preferred dividend                    39,779        39,779        28,132        19,656        10,422           -

Adjusted earnings (2)                           $ 256,819     $ 219,814     $ 155,521     $  83,271     $  57,694     $  45,137
                                                ---------     ---------     ---------     ---------     ---------     ---------

Ratio (2 divided by 1)                               1.77          1.58          1.56          1.79          1.66          2.37
                                                =========     =========     =========     =========     =========     =========


 EXHIBIT 12.1 (CONTINUED)

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                  Year           Year        Year           Year           Year        Year
                                                  Ended         Ended        Ended         Ended          Ended        Ended
                                               December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
                                                   2000          1999          1998          1997         1996          1995
                                               ------------  ------------  ------------  ------------  ------------  ------------
Net Income                                      $ 210,604     $ 172,276     $ 123,535     $  64,916     $  51,651     $  30,937

(Less) Nonrecurring item:
             Gain on sale                       $ (40,779)    $ (47,093)    $ (25,270)    $    (677)    $  (7,850)    $     -
             Non-recurring charges                    -          16,782           -             -             -             -

(Plus) Extraordinary item:
             Unamortized loan fee write-off     $     -       $     -       $     245     $   1,183     $   2,356     $   1,158

(Plus) Fixed charges:
             Portion of rents representative
                     of the interest factor     $     461     $     526     $     293     $     172     $     150     $     117
             Interest expense                      83,609        74,699        54,650        16,977         9,545        11,056
             Interest capitalized                  18,328        21,888        14,724         9,024        12,883         6,004
             Debt cost amortization                 2,924         2,624         2,068           700         1,842         1,869
                                                ---------     ---------     ---------     ---------     ---------     ---------

                 Total fixed charges (1)        $ 105,322     $  99,737     $  71,735     $  26,873     $  24,420     $  19,046

(Less):
             Interest capitalized               $  18,328     $  21,888     $  14,724     $   9,024     $  12,883     $   6,004

Adjusted earnings (2)                           $ 256,819     $ 219,814     $ 155,521     $  83,271     $  57,694     $  45,137
                                                ---------     ---------     ---------     ---------     ---------     ---------

Ratio (2 divided by 1)                               2.44          2.20          2.17          3.10          2.36          2.37
                                                =========     =========     =========     =========     =========     =========
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